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                                                                      EXHIBIT 21

                                KCS ENERGY, INC.

LIST OF WHOLLY-OWNED SUBSIDIARIES

                            KCS Resources, Inc.
                            National Enerdrill Corporation
                            Proliq, Inc.
                               KCS Energy Marketing, Inc.
                            KCS Michigan Resources, Inc.
                            KCS Energy Services, Inc.
                            KCS Medallion Resources, Inc.
                               Medallion California Properties, Inc.
                            Medallion Gas Services, Inc.